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                                                                    EXHIBIT 10.3

                                     DEBENTURE

Date:               2    February                              1998

Parties:

1      Siemens plc whose registered office is at Siemens House, Oldbury,
   Bracknell, Berkshire, RG12 8FZ (the "Secured Party").

2      CTI Data Solutions (International) Limited (registered no 2969593)
   whose registered office is at CTI Data Solutions (International) Limited, c/o Sheddon Smith, Milton House, Gatehouse Road, Aylesbury, Buckinghamshire HP19 3EA, United Kingdom, (the "Company").

Operative provisions:

1     Interpretation

1.1  In this Debenture:

     "ACTS" means the Law of Property Act 1925 and the Insolvency Act 1986 (or any statutory modification or re-enactment of those acts for the time being in force).

     "ASSETS" means the property, undertaking and assets of the Company expressed to be charged to the Secured Party now or hereafter under clause 2.

     "BOOKS AND RECORDS" means all present and future books of account of every nature, correspondence, memoranda, invoices, ledger cards, bills of lading, disks, diskettes, and other software storage media and devices, papers, books and other documents.

     "EVENTS OF DEFAULT" shall have the same meaning ascribed to such term in the Note.

     "NOTE" means a Secured Promissory Note executed of even date herewith by the Company under which the Company has promised to pay the Secured Party the sum of $2,000,000 dollars (together with interest thereon) on February 2, 2001.

     "OBLIGATIONS" means the obligation of the Company to make payment under the
     Note in accordance with its terms.


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     "PRIOR CHARGES" means the charges over the Assets of the Company in favour of the Company's bankers from time to time being one United Kingdom clearing bank.

     "PROPERTY" means all leasehold and freehold property referred to in clauses 2.1.1

     "RECEIVER" has the meaning given to it in clause 4.1.

1.2       Clause headings are for ease of reference only.

2   Charge

2.1 The Company hereby covenants to observe and properly discharge the Obligations. As security for the discharge of the Obligations, the Company
      hereby charges to the Secured Party, with full title guarantee   :

2.1.1 by way of fixed charge, all estates or interests in any freehold and leasehold property of the Company now and in the future vested in the Company, together with all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on that property;

2.1.2 by way of fixed charge, all the goodwill and uncalled capital for the time being of the Company;

2.1.3 by way of fixed charge, all book debts and other debts now and in the future due or owing to the Company;

2.1.4 by way of fixed charge, all intellectual property rights, choses in action and claims now and in the future belonging to the Company;

2.1.5 by way of floating charge, all the Company's present and future undertaking and assets, whatever and wherever, including (without limitation) all other property and assets not subject to a fixed charge under this Debenture.

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3     Covenants

3.1 Excepting the Prior Charges, the Company shall not without the prior written consent of the secured Party:

3.1.1 create or permit to subsist any mortgage, charge or lien on any of its undertaking or assets other than liens arising by operation at law;

3.1.2 sell, transfer or otherwise dispose of its undertaking and other assets or any part of them, except by getting in and realising them in the ordinary and proper course of its business;

3.1.3 pull down or remove all or any part of the buildings forming part of the Property or sever, unfix or remove any of the fixtures on the Property nor (except for repairs or the substitution of replacements) remove any plant and machinery from the Property except in the ordinary course of business;

3.1.4 deal with its book or other debts or securities for money except by getting in and realising them in the ordinary and proper course of its business, but so that this exception shall not permit the realisation of debts by means of block discounting or factoring; or

3.1.5 grant or accept a surrender of any lease or licence of or part with or share possession or occupation of the Property or any part of it.

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3.2   The Company shall:

3.2.1 keep such of the Assets as are insurable insured against loss or damage by fire and such other risks as may be prudent, to their full replacement value and, where such insurance is not in joint names, procure that the Secured Party's interest is noted on all policies required under this clause 3.2.1;

3.2.2 duly and promptly pay all premiums and other moneys necessary for maintaining the insurances required under clause 3.2.1 and on demand on reasonable notice produce the insurance policies and premium receipts to the Secured Party;

3.2.3 keep all buildings and all plant, machinery, fixtures, fittings and other effects in reasonable repair and working order;

3.2.4 promptly notify the Secured Party of any meeting to discuss, or any proposal or application for the appointment of an administrator, receiver, liquidator or similar official in respect of the Company or any of its Assets and, if any such official is appointed, of his appointment;

3.2.5 promptly notify the Secured Party of any event which will constitute an Event of Default;

3.2.6 conduct and carry on its business in a proper efficient and business like manner and keep or cause to be kept proper books of account relating to such business;

3.2.7 furnish within [4] months of the end of the Company's financial year to the Secured Party an annual balance sheet and profit and loss account and trading account showing the true position of the Company's affairs in each year certified by a Chartered Accountant and also on a quarterly basis within 6 weeks of the end of each quarter of the Company's financial year quarterly management accounts prepared by the Company.

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4     Receiver

4.1 Upon the occurrence of an Event of Default in the event that the Obligation remains undischarged within 48 hours of notice in writing from the Secured Party to the Company demanding repayment, the Secured Party may appoint by writing any person or persons to be an administrative receiver or a receiver and manager or receivers and managers ('the Receiver', which expression shall include any substituted receiver(s) and manager(s)) of all or any part of the Assets.

4.2 The Company may from time to time determine the remuneration of the Receiver and may remove the Receiver and appoint another in his place.

4.3 The Receiver shall, subject to the terms of the Acts, be the Company's agent and shall have all powers conferred by the Acts. The Company alone shall be responsible for his acts and omissions and for his remuneration. In particular, but without limiting any general powers or the Secured Party's power of sale, the Receiver shall have power:

4.3.1 to take possession of collect and get in all or any part of the Assets and for that purpose to take any proceedings in the Company's name or otherwise as he shall think fit;

4.3.2 to carry on or concur in carrying on the Company's business and raise money from the Secured Party or others on the security of all or any part of the Assets;

4.3.3 to sell, let and/or terminate or to accept surrenders of leases or tenancies of any part of the Property, in such manner and on such terms as he thinks fit;

4.3.4 to take, continue or defend any proceedings and make any arrangement or compromise which the Secured Party or he shall think fit;

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4.3.5 to make and effect all repairs, improvements and insurances;

4.3.6 to appoint managers, officers and agents for any of the above purposes, at such salaries as the Receiver may determine;

4.3.7 to call up any of the Company's uncalled capital;

4.3.8 to promote the formation of a subsidiary company or companies of the Company, so that such subsidiary may purchase, lease, license or otherwise acquire interests in all or any part of the Assets; and

4.3.9 to do all other acts and things which he may consider to be incidental or conducive to any of the above powers.

4.4   Any moneys received under this Debenture shall be applied:

4.4.1 first, in satisfaction of all costs, charges and expenses properly incurred and payments properly made by the Secured Party or the Receiver and of the remuneration of the Receiver;

4.4.2 secondly, in or towards satisfaction of the Obligations in such order as the Secured Party shall determine; and

4.4.3 thirdly, the surplus (if any) shall be paid to the person or persons entitled to it.

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5      Miscellaneous

5.1 No statutory or other power of granting or agreeing to grant or of accepting or agreeing to accept surrenders of leases or tenancies of any part of the Property may be exercised by the Company without the Secured Party's prior written consent. Section 93 of the Law of Property Act 1925 shall not apply.

5.2 By notice in writing to the Company, the Secured Party may at any time convert the floating charge created by clause 2.1.5 into a specific charge over any Assets specified in the notice which the Secured Party considers to be in danger of being seized or sold under any form of distress, attachment or other legal process or to be otherwise in jeopardy. The Company at its expense shall at any time on the Secured Party's reasonable request in writing promptly execute and deliver to the Secured Party any other or further mortgage, charge or other instrument conferring a fixed charge on any of its Assets (including any of the Assets charged by clause 2.1.5) or such other charge as the Secured Party may reasonably require for securing the discharge of the Obligations.

5.3   This Debenture shall be:

5.3.1 a continuing security to the Secured Party, notwithstanding any settlement of account or other matter or thing whatever;

5.3.2 without prejudice and in addition to any other security for the Secured Party (whether by way of mortgage, equitable charge or otherwise) which the Secured Party may hold now or hereafter on all or any part of the Assets; and


5.3.3 in addition to any rights, powers and remedies at law.

5.4 Section 103 of the Law of Property Act 1925 shall not apply. The statutory power of sale shall be exercisable at any time after the execution of this Debenture. The Secured Party shall not exercise its power of sale until payment has been demanded, but this provision shall not affect a purchaser or put him on inquiry whether such demand has been made.

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5.5   No failure or delay on the Secured Party's part in the exercise of any of its rights, powers and remedies (in this clause 5 'right(s)') under this Debenture or at law shall operate or be construed as a waiver. No waiver of any of the Secured Party's rights shall preclude any further or other exercise of that right or of any other right.

5.6 The Secured Party may give time or other indulgence or make any other arrangement, variation or release with any person in respect of the Obligations or any other security or guarantee for the Obligations without derogating from the Company's liabilities or the Secured Party's rights under this Debenture.

5.7 The Company certifies that the charges created by this Debenture do not contravene any provision of its memorandum and articles of association or any agreement binding on it or any of the Assets and the Company has all due authority to enter into this Debenture.

5.8 The Company shall, on reasonable prior notice by the Secured Party, execute and deliver all transfers, mandates, assignments, deeds or other documents as the Secured Party may reasonably require to perfect its rights under this Debenture and to give effect to any sale or disposal of any of the Assets and otherwise give effect to the intent of this Debenture.

6     Power of attorney

           By way of security, the Company hereby irrevocably appoints the Secured Party and any Receiver jointly and severally as its attorney, with full power of delegation, for it and in its name and on its behalf and as its act and deed or otherwise, to seal, deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may be properly required for any of the above purposes.

7     Appointment of Director

7.1 As further security the Company hereby agrees to allow the Secured Party to appoint a person as a non-executive Director (the "Director") of the Company for such period as this Debenture remains in effect.

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7.2   The person so appointed under clause 7.1 may be an employee of the Secured
      Party or a third party nominated by the Secured Party, but shall not be entitled to receive a director's fee or other remuneration (including out of pocket costs and expenses).

7.3 The Director so appointed shall have the right to attend all Board Meetings of the Company and shall have access to all Books and Records of the Company.

8     Costs

          All costs, charges and expenses reasonably and properly incurred by the Secured Party in respect of all proceedings for enforcement of this Debenture shall be recoverable from the Company as a debt, and shall bear interest at the rate per annum of two per cent over the Secured Party's base lending rate accordingly (as well before as after judgment) and shall be charged on the Assets.

9     Severance

      If at any time any provision in this Debenture is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Debenture shall not be impaired.

10    Notices

10.1 Any demand, notice or other communication by the Secured Party may be delivered personally to the Company or sent to the Company by post, telemessage, cable, telex or telecopier at its address set out above or such other address notified in writing to the Secured Party. Any such notice, demand or other communication shall be deemed to have been received by the Company 24 hours after posting (where sent by first class prepaid post) immediately upon such delivery (where delivered personally) and immediately on sending (where sent by telemessage, cable, telex or telecopier) whether or not it is actually received.

10.2 Any notice from the Company to the Secured Party shall be served by first class prepaid recorded delivery post or by tested telex sent to the Secured Party at its address set out above or such other address notified to the Company.

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11    Term

      This Debenture shall continue in full force and effect until such time as the Obligations are discharged in full.

12    Law
      This Debenture shall be governed by and construed in accordance with English law.

      Attestation


Executed and unconditionally delivered as a deed as follows:

Executed as a Deed

for and on behalf of

CTI Data Solutions

(International) Limited


/s/ Anthony Johns
-------------------------

Director


/s/ Mary Ann Davis
--------------------------

Director/Secretary

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